                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Valero Energy Corporation, VEC Trust III and VEC Trust IV of our report dated April 10, 2003, except for paragraphs four and five of
Note 14, as to which the date is May 7, 2003, relating to the financial statements of Orion Refining Corporation, which appears in the Current Report on Form 8-K/A of Valero Energy Corporation filed August 12, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers

New Orleans, Louisiana
June 18, 2004

                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Valero Energy Corporation, VEC Trust III and VEC Trust IV of our report dated May 5, 2004, relating to the combined financial statements of the El Paso Aruba Refining Business, which appears in the Current Report on Form 8-K/A of Valero Energy Corporation filed May 10, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers

Houston, Texas
June 18, 2004